© 2022 Wells Fargo Bank, N.A. All rights reserved. For public use. NR-12-2022 News Release | Dec. 20, 2022 Wells Fargo Enters into Agreement with CFPB to Resolve Multiple Issues CFPB is terminating 2016 consent order and providing clarity and a path forward for termination of 2018 consent order; recognizes recent acceleration of efforts SAN FRANCISCO – Dec. 20, 2022 – Wells Fargo said today that it has reached a broad-reaching settlement with the Consumer Financial Protection Bureau (“CFPB”) resolving multiple matters, the majority of which have been outstanding for several years, related to automobile lending, consumer deposit accounts, and mortgage lending. Current leadership has made significant progress to transform Wells Fargo; in fact, the CFPB recognized that since 2020, the company has accelerated corrective actions and remediation, including to address the matters covered by today’s settlement. The required actions related to many of the matters described in the settlement are already substantially complete. The company is pleased to bring closure to these issues. As part of the settlement, Wells Fargo entered into a consent order, which lays out a path to termination after the company completes the remainder of the required actions. The company also agreed to pay a civil penalty of $1.7 billion. “As we have said before, we and our regulators have identified a series of unacceptable practices that we have been working systematically to change and provide customer remediation where warranted. This far-reaching agreement is an important milestone in our work to transform the operating practices at Wells Fargo and to put these issues behind us,” said Charlie Scharf, Wells Fargo’s Chief Executive Officer. “Our top priority is to continue to build a risk and control infrastructure that reflects the size and complexity of Wells Fargo and run the company in a more controlled, disciplined way.” In addition, the CFPB is clarifying how and when its April 20, 2018 consent order will terminate. Also today, the CFPB is terminating its August 20, 2016 consent order relating to Wells Fargo’s student loan servicing. “We have made significant progress over the last three years and are a different company today,” Scharf said. “We remain committed to doing the right thing for our customers and working closely with our regulators and others to deal appropriately with any issue that arises.” Wells Fargo expects operating losses expense, which is included in its noninterest expense, will be approximately $3.5 billion (approximately $2.8 billion, net of tax) for the three months ending on December 31, 2022. This includes, among other things, the incremental costs of the CFPB civil penalty and related customer remediation as well as amounts related to outstanding litigation matters and other customer remediation. The company’s full fourth quarter financial results will be reported on January 13, 2023.

2 December 20, 2022 | News Release Wells Fargo has made significant progress in strengthening its risk and control infrastructure over the past several years. Today’s news follows the termination or expiration of several consent orders since 2020, as follows: • The December 2021 termination of the Office of the Comptroller of the Currency’s (“OCC”) consent order issued in June 2015 regarding add-on products that the bank sold to retail banking customers before 2015; • The September 2021 expiration of a CFPB consent order issued in 2016 regarding the bank's retail sales practices; • The January 2021 termination of the OCC’s 2015 consent order regarding Wells Fargo’s Bank Secrecy Act/Anti- Money Laundering (BSA/AML) compliance program; and • The January 2020 expiration of a CFPB consent order issued in January 2015 regarding claims that the bank violated the Real Estate Settlement Procedures Act. Since 2019, the company has made a series of changes to transform the way it operates, including: • Split three business groups into five and created four new Enterprise Functions to enable greater oversight and transparency; • Made significant changes to senior leadership, including 12 of 17 Operating Committee members and over 50% of the leaders one level below the Operating Committee being new to Wells Fargo since October 2019; • Embedded greater accountability for risk management into performance management and compensation practices; • Strengthened the ability to identify and mitigate operational risks; • Established a new Control Management organization and program; and • Launched the Office of Consumer Practices, an enterprise-wide, consumer-focused advisory group designed to help ensure the consumer’s voice is heard in the decision-making across the consumer product lifecycle. About Wells Fargo Wells Fargo & Company (NYSE: WFC) is a leading financial services company that has approximately $1.9 trillion in assets, proudly serves one in three U.S. households and more than 10% of small businesses in the U.S., and is a leading middle market banking provider in the U.S. We provide a diversified set of banking, investment and mortgage products and services, as well as consumer and commercial finance, through our four reportable operating segments: Consumer Banking and Lending, Commercial Banking, Corporate and Investment Banking, and Wealth & Investment Management. Wells Fargo ranked No. 41 on Fortune’s 2022 rankings of America’s largest corporations. In the communities we serve, the company focuses its social impact on building a sustainable, inclusive future for all by supporting housing affordability, small business growth, financial health, and a low-carbon economy. Cautionary Statement about Forward-Looking Statements This news release contains forward-looking statements about our future financial performance and business. Because forward-looking statements are based on our current expectations and assumptions regarding the future, they are subject to inherent risks and uncertainties. Do not unduly rely on forward-looking statements as actual results could differ materially from expectations. Forward-looking statements speak only as of the date made, and we do not undertake to update them to reflect changes or events that occur after that date. For information about factors that could cause actual results to differ materially from our expectations, refer to our reports filed with the Securities and Exchange Commission, including the discussion under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the Securities and Exchange Commission and available on its website at www.sec.gov. Contact Information Media Beth Richek, 704-374-2545 beth.richek@wellsfargo.com Investor Relations John Campbell, 415-396-0523 john.m.campbell@wellsfargo.com

3 December 20, 2022 | News Release News Release Category: WF-CF ###